Exhibit 99.1

Marta Arciniega

EACO Corporation

(714) 876-2490	March 29, 2017

EACO CORPORATION REPORTS RECORD Q2 NET SALES

ANAHEIM, CALIFORNIA – EACO Corporation (OTCQB:EACO) today reported the results for its quarter ended February 28, 2017.

Net sales, net income and earnings per share were as follows for the three months ended February 28, 2017 (dollars in thousands, except per share information):

	Three Months Ended
	February 28, 2017	February 29, 2016	% Change
	(unaudited)

Net sales	$37,284	$34,589	7.8%

Net income	$748	$731	2.3%

Basic and diluted earnings per common share	$0.15	$0.15	0%

The Company had 320 sales employees at February 28, 2017, an increase of 1 from the prior year. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 94 SFT’s as of February 28, 2017 a decrease of 1 from the prior year. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2017. The Company continues to gain market share through its local presence business model, increasing revenue by 7.8% when comparing to the prior year period.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, and the impact of products offered by our competitors from time to time. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	February 28,	August 31,
	2017	2016*
ASSETS
Current Assets:
Cash and cash equivalents	$5,001	$4,878
Restricted cash, current	2,466	1,425
Trade accounts receivable, net	19,001	18,797
Inventory, net	24,586	21,532
Marketable securities, trading	226	540
Prepaid expenses and other current assets	1,152	1,135
Total current assets	52,432	48,307
Non-current Assets:
Equipment and leasehold improvements, net	1,934	1,395
Other assets	876	890
Total assets	$55,242	$50,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$13,500	$12,727
Accrued expenses and other current liabilities	3,169	5,600
Liability for short sales of trading securities	2,466	1,425
Total current liabilities	19,135	19,752
Non-current Liabilities:
Long-term debt	4,016	-
Total liabilities	23,151	19,752
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	611	730
Retained earnings	19,052	17,682
Total shareholders’ equity	32,091	30,840
Total liabilities and shareholders’ equity	$55,242	$50,592

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2016 filed with the U.S. Securities and Exchange Commission on November 23, 2016.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
Revenues	$37,284	$34,589	$74,491	$68,882
Cost of revenues	26,713	24,469	53,364	48,793
Gross margin	10,571	10,120	21,127	20,089
Operating expenses:
Selling, general and administrative expenses	9,310	9,087	18,697	18,221
Income from operations	1,261	1,033	2,430	1,868

Other (expense) income:
Net (loss) gain on trading securities	(23)	180	(122)	171
Interest and other (expense)	(31)	2	(39)	(4)
Total other (expense) income	(54)	182	(161)	167
Income before income taxes	1,207	1,215	2,269	2,035
Provision for income taxes	459	484	861	804
Net income	748	731	1,408	1,231
Cumulative preferred stock dividend	(19)	(19)	(38)	(38)
Net income attributable to common shareholders	$729	$712	$1,370	$1,193

Basic and diluted earnings per share:	$0.15	$0.15	$0.28	$0.25
Basic and diluted weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	February 28, 2017	February 29, 2016
Operating activities:
Net income	$1,408	$1,231
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	359	287
Bad debt expense	62	24
Change in inventory reserve	81	118
Net loss (gain) on investments	102	(171)
(Increase) decrease in:
Trade accounts receivable	(266)	(1,117)
Inventory	(3,135)	(1,019)
Prepaid expenses and other assets	(3)	(242)
Increase (decrease) in:
Trade accounts payable	(672)	962
Accrued expenses and other current liabilities	(2,431)	(2,024)
Net cash used in operating activities	(4,495)	(1,951)
Investing activities:
Purchase of property and equipment	(898)	(168)
Sale (purchase) of marketable securities, trading	212	(913)
Net change in securities sold short	1,041	(727)
Change in restricted cash	(1,041)	736
Net cash used in investing activities	(686)	(1,072)
Financing activities:
Borrowings on revolving credit facility	4,016	987
Preferred dividend	(38)	(38)
Bank overdraft	1,445	1,248
Payments on long-term debt	-	(2)
Net cash provided by financing activities	5,423	2,195
Effect of foreign currency exchange rate changes on cash and cash equivalents	(119)	(67)
Net increase (decrease) in cash and cash equivalents	123	(895)
Cash and cash equivalents - beginning of period	4,878	5,269
Cash and cash equivalents - end of period	$5,001	$4,374
Supplemental disclosures of cash flow information:
Cash paid for interest	$34	$14
Cash paid for income taxes	$2,627	$2,194